Exhibit 10.3

LOGIC DEVICES INCORPORATED

2007 EMPLOYEE STOCK INCENTIVE PLAN

TABLE OF CONTENTS

1.	Purpose of the Plan			1
2.	Administration of the Plan			1
3.	Shares Subject to the Plan			1
4.	Stock Options			1
	a.	Type of Options		1
	b.	Terms of Options		2
	c.	Additional Terms Applicable to All Options		2
		(i)	Written Notice	2
		(ii)	Method of Exercise	2
		(iii)	Death of Optionee	2
		(iv)	Transferability	2
		(v)	Option Price	2
		(vi)	Term of Option	2
5.	Fair Market Value			2
6.	Amendment or Termination of the Plan			2
7	Term of Plan			3
8.	Delivery and Registration of Stock			3
9.	Rights as a Shareholder			3
10.	Merger or Consolidation			3
11.	Changes in Capital and Corporate Structure			3
12.	Service			3
13.	Withholding of Tax			4

LOGIC DEVICES INCORPORATED

2007 EMPLOYEE STOCK INCENTIVE PLAN

 1.                   Purpose of the Plan

The LOGIC DEVICS INCORPORATED 2007 EMPLOYEE STOCK INCENTIVE PLAN (hereinafter referred to as the "Plan") is intended to provide a means whereby key individuals providing services to LOGIC Devices Incorporated (hereinafter referred to as the "Company") and its related corporations may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, officers, employees and advisors will be eligible to acquire common stock of the Company (hereinafter referred to as "Shares") or otherwise participate in the financial success of the Company, on the terms and conditions established herein. For purposes of the Plan, a corporation shall be deemed a related corporation to the Company if such corporation would be a parent or subsidiary corporation with respect to the Company as defined in Section 424(e) or (f), respectively, of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code").

2.                   Administration of the Plan

The Plan shall be administered by the LOGIC Devices Incorporated 2007 Stock Incentive Plan Administrative Committee (hereinafter referred to as the "Committee"), which shall be comprised solely of two (2) or more non-employee directors appointed by the Board of Directors of the Company (hereinafter referred to as the "Board"). A non-employee director is any member of the Board who: (i) is not currently an officer of the Company or a related corporation; (ii) does not receive compensation for services rendered to the Company or a related corporation in any capacity other than as a director; (iii) does not possess an interest in any transaction with the Company for which disclosure would be required under the securities laws (excluding compensation such as option grants given on the same terms and conditions as other non-employee directors performing similar Board related services); or (iv) is not engaged in a business relationship with the Company for which disclosure would be required under the securities laws (except as may required solely by virtue of Board service). The Committee shall have sole authority to select the individuals from among those eligible to whom awards shall be made under the Plan, to establish the amount of such award for each such individual and the time when certificates for Shares shall be issued, and to prescribe the legend to be affixed to the certificate. The Committee is authorized, subject to Board approval, to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in administering the Plan shall be subject to Board review.

3.                   Shares Subject to the Plan

The aggregate number of Shares that may be awarded to individuals under the Plan shall be five hundred thousand (500,000) Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan.

4.                   Stock Options

a.                   Type of Options. The Company may issue options that constitute Incentive Stock Options (hereinafter referred to as "Incentive Options") under Section 422 of the Code and options that do not constitute Incentive Options ("Nonqualified Options") to individuals under the Plan. The grant of each option shall be confirmed by a stock option agreement that shall be executed by the Company and the optionee as soon as practicable after such grant. The stock option agreement shall expressly state or incorporate by reference the provisions of the Plan and state whether the option is an Incentive Option or a Nonqualified Option.

b.                   Terms of Options. Except as provided by subparagraphs (c) and (d) below, each option granted under the Plan shall be subject to the terms and conditions set forth by the Committee in the stock option agreement including, but not limited to, option price, vesting period, and option term.

c.                    Additional Terms Applicable to All Options. Each option shall be subject to the following terms and conditions:

(i)                   Written Notice. An Option may be exercised only be giving written notice to the Company specifying the number of Shares to be purchased.

(ii)                 Method of Exercise. The aggregate option price may, subject to the terms and conditions set forth by the Committee in the stock option agreement, be paid in any one or a combination of cash, personal check, personal note, Shares already owned, or Plan awards that the optionee has an immediate right to exercise.

(iii)                Death of Optionee. If an optionee terminates employment due to death prior to the exercise in full of any options, his or her successor shall have the right to exercise the options within a period of twelve (12) months after the date of such termination to the extent that the right was exercisable at the date of such termination, or subject to such other terms as may be determined by the Committee.

(iv)               Transferability. No option may be sold, transferred, assigned, or encumbered by an optionee, except by will or the laws of descent and distribution and during the optionee's lifetime an option may only be exercised by the optionee.

(v)                 Option Price. The option price per Share shall be not less than one hundred percent (100%) of the fair market value of such Share on the date the option is granted. Notwithstanding the preceding sentence, the option price per Share granted to an individual who, at the time such option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or related corporations (hereinafter referred to as a "10% Stockholder") shall not be less than one hundred and ten percent (110%) of the fair market value.

(vi)               Term of Option. No option may be exercised more than ten (10) years after the date of grant. Notwithstanding the preceding sentence, no option granted to a 10% Stockholder may be exercised more than five (5) years after the date of grant. No option may be exercised more than three (3) months after the optionee terminates employment with the Company or related corporation; except that, if the optionee terminates employment due to his or her disability (within the meaning of Section 22(e)(3) of the Code), the Committee may extend such three (3) month period for up to an additional nine (9) months.

5.                   Fair Market Value

For purposes of the Plan, fair market value of a Share shall mean the last reported transaction price on the exchange or market where traded.

6.                   Amendment or Termination of the Plan

The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, but (except as provided in paragraph 3 hereof) no amendment shall be made without approval of the shareholders of the Company, which shall (i) materially increase the aggregate number of Shares with respect to which awards may be made under the Plan, or (ii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension, or termination shall impair the rights of any individual, without his or her consent, in any award theretofore made pursuant to the Plan.

7.                   Term of Plan

The Plan shall be effective upon the date of its adoption by the Board, subject to the approval of the Plan by a majority of the stockholders within twelve (12) months before or after the date of adoption. Unless sooner terminated under the provisions of paragraph 6, options shall not be awarded under the Plan after the expiration of ten (10) years from the effective date of the Plan.

8.                   Delivery and Registration of Stock

The Company's obligation to deliver Shares with respect to an award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the individual to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state, or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under applicable securities legislation or regulation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or automated quotation system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

This Plan is intended to comply with Rule 16b-3. Any provision of the Plan that is inconsistent with said rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

9.                   Rights as a Shareholder

Upon delivery of any Share to an individual, such individual shall have all of the rights of a shareholder of the Company with respect to such Share, including the right to vote such Share and to receive all dividends or other distributions paid with respect to such Share.

10.                Merger or Consolidation

In the event the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, the surviving corporation may exchange options issued under this Plan for options (with the same aggregate option price) to acquire and participate in that number of shares in the surviving corporation that have a fair market value equal to the fair market value (determined on the date of such merger or consolidation) of Shares that the grantee is entitled to acquire and participate in under this Plan on the date of such merger, consolidation, or change of control.

11.                Changes in Capital and Corporate Structure

The aggregate number of Shares and interests awarded and which may be awarded under the Plan shall be adjusted to reflect a change in the outstanding Shares of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of Shares, stock dividend, or similar transaction. The adjustment shall be made in an equitable manner that will cause the awards to remain unchanged as a result of the applicable transaction.

12.                Service

An individual shall be considered to be in the service of the Company or related corporation as long as he or she remains an officer, employee or advisor of the Company or related corporation. Nothing herein shall confer on any individual the right to continued service with the Company or related corporation or affect the right of the Company or related corporation to terminate such service.

13.                Withholding of Tax

To the extent the award, issuance or exercise of Shares results in the receipt of compensation by an individual, the Company is authorized to withhold from any other cash compensation then or thereafter payable to such individual or to withhold sufficient Shares to pay any tax required to be withheld by reason of the receipt of the compensation. Alternatively, the individual may tender a personal check in the amount of tax required to be withheld.